ADDENDUM TO SHARE PURCHASE AGREEMENT

regarding Matter DK ApS

This Addendum (the "**Addendum**") is entered into as of 29 August, 2025 by and between the Buyer and the Sell-Side Representatives to amend that certain Share Purchase Agreement regarding Matter DK ApS dated 14 August 2025 (the "**SPA**"). Capitalised terms used herein and not otherwise defined shall have the meaning ascribed to them in the SPA.

Recitals

WHEREAS, the Parties entered into the SPA for the purchase and sale of all Shares in the Company;

WHEREAS, under the SPA, the Sellers and the Noteholders are entitled to receive Consideration Shares in the Buyer, and the Key Persons are entitled to receive Incentive Shares in the Buyer;

WHEREAS, Buyer intends to effectuate a 7-to-1 stock split with respect to its ordinary shares prior to the issuance of all Consideration Shares and Incentive Shares under the SPA;

WHEREAS, the Buyer and the Sell-Side Representatives desire to amend the SPA to include provisions for consideration and incentive share adjustments, ensuring the protection of economic and voting interests during corporate actions; and

WHEREAS, the SPA may be amended by the Buyer and the Sell-Side Representative pursuant to Clause 16.6.1 of the SPA.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Buyer and the Sell-Side Representatives hereby agree as follows:

1. Adjustment Event

1.1. The Consideration Shares and Incentive Shares shall be subject to adjustment in the event Buyer engages in any stock splits, reverse stock splits, stock dividends, pro rata bonus issues, reclassifications, recapitalisations, or similar corporate actions affecting the Buyer's share capital prior to the valid issuance of such Consideration Shares or Incentive Shares, as the case may be (each, an "**Adjustment Event**"). For the avoidance of doubt, any primary issuance, acquisition, merger or similar transaction shall not constitute an Adjustment Event.

2. Adjustment to Shares

2.1. If the Buyer undertakes an Adjustment Event from and after the date hereof and prior to the valid issuance of the Consideration Shares, including, for the avoidance of doubt, those Consideration Shares to be issued pursuant to Clause 3.1.3(ii) of the SPA, the number of Consideration Shares that are to be issued to the Sellers and the Noteholders following such Adjustment Event shall be adjusted by such amount as is necessary to ensure that the economic and voting interests represented by such Consideration Shares are not diluted or otherwise adversely affected by reason of such Adjustment Event.

2.2. If the Buyer undertakes an Adjustment Event from and after the date hereof and prior to the date on which each of the Incentive Shares is validly issued, the number of Incentive Shares that are to be issued to the relevant Key Persons after the date of such Adjustment Event shall be adjusted by such amount as is necessary to ensure that the economic and voting interests represented by such Incentive Shares are not diluted or otherwise adversely affected by reason of such Adjustment Event.

2.3. For clarity, (i) once validly issued, neither Consideration Shares nor Incentive Shares will be subject to any adjustments under this Addendum or the SPA, regardless of any subsequent corporate actions or events affecting the Buyer's share capital; *provided*, for the avoidance of doubt, in the event of an Adjustment Event affecting Buyer’s ordinary shares following the valid issuance of the Consideration Shares and Incentive Shares, such Consideration Shares and Incentive Shares, as applicable, will be subject to an adjustment on the same basis as the Buyer’s ordinary shares and (ii) from and after the date hereof and prior to the valid issuance of the Consideration Shares and the Incentive Shares, as applicable, in the event of an occurrence of an Adjustment Event, the Sellers and Noteholders, in respect of the Consideration Shares, and the Key Persons, in respect of the Incentive Shares, that are not validly issued as of the date of such Adjustment Event will be treated as if each such Seller, Noteholder and Key Person was a stockholder of record of Buyer with respect to such Consideration Shares or Incentive Shares, as applicable, as of the record date for such Adjustment Event.

2.4. Any determination of the adjustments to be made to the Consideration Shares and the Incentive Shares based on the Adjustment Event in accordance with the Addendum shall be made in good faith by the Buyer’s board of directors, in consultation with the Sell-Side Representatives, and, in the event of any dispute, such determination shall be referred to an independent auditor appointed jointly by the Buyer and the Sell-Side Representatives, whose decision shall be final and binding.

3. Miscellaneous

3.1. Except for the amendments or additions made in this Addendum, all terms and conditions of the SPA shall remain in full force and effect and are applicable to this Addendum. Any inconsistencies between this Addendum and the SPA shall be resolved in favour of the terms set forth in this Addendum. This Addendum shall be deemed to be part of the SPA and not a separate agreement.

3.2. This Addendum shall be governed and construed in accordance with Danish law to the exclusion of any rules on choice of law or jurisdiction that would refer the subject matter to another governing law or jurisdiction.

3.3. Any dispute arising out of or in connection with this Addendum, including any disputes regarding the existence, validity or termination thereof, shall be settled by simplified arbitration administrated by The Danish Institute of Arbitration in accordance with the rules of simplified arbitration procedure adopted by The Danish Institute of Arbitration and in force at the time when such proceedings are commenced.

This Addendum shall be signed electronically.

[*Signature page – Buyer*]

On behalf of Diginex Limited:

____
Miles Pelham
Chairman

[*Signature page – Sell-Side Representatives*]

On behalf of Niels Fibæk-Jensen, as a Sell-Side Representative:

Niels Fibæk-Jensen

____

Niels Fibæk-Jensen

On behalf of Jacob Christian Dahl, as a Sell-Side Representative:

____

Jacob Christian Dahl